EXHIBIT 1(a)

JOHNSON & JOHNSON

UNDERWRITING AGREEMENT
STANDARD PROVISIONS (DEBT)

MARCH 11, 2008

From time to time, Johnson & Johnson, a New Jersey corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein.  The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”).  The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of the Indenture dated as of September 15, 1987 between the Company and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company which succeeded Harris Trust and Savings Bank), as Trustee.  The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices, redemption provisions, and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and will file with, or transmit by means reasonably calculated to result in filing with, the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”).  The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement.  The term Basic Prospectus means the prospectus included in the Registration Statement.  The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities (the “Prospectus Supplement”), as filed with, or transmitted by means reasonably calculated to result in filing with, the Commission pursuant to Rule 424.  The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus.  As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus” and “preliminary prospectus” shall include in each case the material incorporated by reference therein.  At or prior to the time identified to the Company by the Underwriters as the time when sales of Offered Securities will be first made as described in the Underwriting Agreement (each a “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”), which information will be identified in the Underwriting Agreement for such Offered Securities as constituting part of the Time of Sale Information.

The term Underwriters’ Securities means the Offered Securities to be purchased by the Underwriters pursuant to the Underwriting Agreement.  The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

II.

If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Annex A hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve.  Delayed Delivery Contracts are to be with institutional investors approved by the Company.  On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the commissions set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities.  The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

III.

The Company is advised by the Manager that the Underwriters propose to make a public offering of the Underwriters’ Securities.  The terms of the public offering of the Underwriters’ Securities are set forth in the Prospectus.  Each Underwriter severally represents to and agrees with the Company that, in addition to compliance with any offering restrictions contained elsewhere in this Agreement, it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the Time of Sale Information or the Prospectus or any other offering material relating to the Securities, in or from any jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in this Agreement.

IV.

Payment for the Underwriters’ Securities shall be made by wire transfer payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery.  Herein, such payment for and delivery of the Underwriters’ Securities are referred to as the Closing and the time and date thereof as the Closing Date.

V.

The several obligations of the Underwriters hereunder are subject to the following conditions:

(a) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the consolidated financial condition or earnings of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information and the Prospectus; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect; such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date; the officer signing such certificate may rely upon the best of his knowledge as to proceedings pending or threatened;

(b) the Manager shall have received on the Closing Date an opinion of the General Counsel or an Assistant General Counsel of the Company, dated the Closing Date, to the effect set forth in Annex B hereto;

(c) the Manager shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, counsel for the Underwriters, dated the Closing Date;

(d) the Manager shall have received on the date of the Underwriting Agreement and on the Closing Date, a comfort letter dated such date in substance reasonably satisfactory to the Manager, from PricewaterhouseCoopers LLP, an independent registered public accounting firm; and

(e) on or after the date of the Underwriting Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933 and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

VI.

In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

(a) to furnish to the Manager without charge, one signed copy of the Registration Statement including exhibits thereto and documents incorporated by reference therein and to each other Underwriter a copy of the Registration Statement without exhibits but including documents incorporated by reference therein and, during the period mentioned in clause (c) below, as many copies of the Prospectus, each Issuer Free Writing Prospectus (if applicable), any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request; the terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus;

(b) before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement;

(c) if, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, the Prospectus is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by an Underwriter or dealer, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or supplement the Prospectus and to furnish such amendment or supplement to the Underwriters and the dealers, in such quantities as shall be specified by the Manager, so as to correct such statement or omission or effect such compliance;

(d) to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may reasonably designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction;

(e) to make generally available to the Company’s security holders as soon as practicable an earnings statement covering a 12-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations thereunder;

(f) during the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities without the prior written consent of the manager, provided that this covenant shall terminate forthwith if the Closing does not take place by the latest date therefor set forth in the Underwriting Agreement;

(g) to pay the registration fees for the Offered Securities within the time period required by Rule 456(b)1(i) under the Securities Act and in any event prior to the Closing Date;

(h) to file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule I to the Underwriting Agreement) to the extent required by Rule 433 under the Securities Act;

(i) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (b) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Manager may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law; and

(j) to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

VII.

The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), when such part became effective under the Securities Act (or, with respect to documents incorporated by reference therein, when filed pursuant to the Securities Exchange Act of 1934), did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented will comply, in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus do not contain, and as amended or supplemented will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, and with respect to the Prospectus, in light of the circumstances under which they were made, not misleading, except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use therein and (vi) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.

The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated by the Underwriting Agreement (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, in each case as and to the extent it deems appropriate in its sole discretion, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

The Time of Sale Information, at the Time of Sale did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in such Time of Sale Information.

The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Manager (which approval shall not be unreasonably withheld or delayed).  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use in any Issuer Free Writing Prospectus.

The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

The Company agrees to indemnify and hold harmless each Underwriter and each person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the period set forth in clause (c) of Article VI hereof) or any preliminary prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for use therein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information or the Prospectus.

If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as they are incurred.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VII is unavailable to an indemnified party under the sixth or seventh paragraphs of this Article VII or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate public offering price of the Offered Securities.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amounts paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Article VII are several, in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters, and not joint.

The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

VIII.

Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed in the Underwriting Agreement or prepared by the Company to be used in connection with the Offered Securities (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b) Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule I to the Underwriting Agreement without the consent of the Company.

If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the name of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article VIII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

IX.

This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) there shall have occurred a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Manager, impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the preliminary prospectus relating to the Offered Securities or the Prospectus (exclusive of any amendment or supplement thereto).

X.

If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement except pursuant to Article VIII or Article IX hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Annex  A
(4 pages)

DELAYED DELIVERY CONTRACT

19

Dear Sirs:

The undersigned hereby agrees to purchase from Johnson & Johnson, a New Jersey corporation (the “Company”), and the Company agrees to sell to the undersigned

$...........................................................

principal amount of the Company’s [title of issue] (the “Securities”), offered by the Company’s Prospectus dated                             , 19     and Prospectus Supplement dated                             , 19    , receipt of copies of which are hereby acknowledged, at a purchase price of       % of the principal amount thereof [plus accrued interest] and on the further terms and conditions set forth in this contract.

The undersigned does not contemplate selling Securities prior to making payment therefor.

The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

Delivery Date	Principal Amount	Plus Accrued Interest From:
......................	$......................	......................
......................	$......................	......................
......................	$......................	......................

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date”.

Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by [wire transfer or] certified or official bank check in [immediately available] [New York Clearing House] funds at the office of                                                           New York, New York, at [time] on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written (including telegraphic) communication addressed to the Company not less than five full business days prior to the Delivery Date.

The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have been made to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them.  Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.  This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This contract shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

[PURCHASER]

By
Name
Title

Accepted:
JOHNSON & JOHNSON

By
Name:
Title:

PURCHASER––PLEASE COMPLETE AT TIME OF SIGNING

The name, telephone number and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:  (Please print).

Name	Telephone No. (Including Area Code)	Department

ANNEX B
(3 pages)

Opinion of Counsel to Company

The opinion of the Assistant General Counsel of the Company, to be delivered pursuant to Article V, clause (b) of the document dated March 11, 2008 and entitled Johnson & Johnson Underwriting Agreement Standard Provisions (Debt) shall, to the extent applicable, be to the effect that:

(i) the Company is validly existing as a corporation in good standing under the laws of the State of New Jersey;

(ii) each significant subsidiary (as defined in Regulation S-X) of the Company (the “Significant Subsidiaries”) is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

(iii) the Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery of the Indenture by the Trustee, is a valid and binding agreement of the Company, subject to applicable bankruptcy, insolvency and similar law affecting creditors rights, generally, and general principles of equity (regardless of whether enforcement is sought in equity or at law), and has been duly qualified under the Trust Indenture Act of 1939, as amended;

(iv) the Offered Securities have been duly authorized, and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar law affecting creditors rights, generally, and general principles of equity (regardless of whether enforcement is sought in equity or at law);

(v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

B-1

(vi) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the counterparty thereto, are valid and binding agreements of the Company in accordance with their respective terms;

(vii) the execution, delivery and performance of the Underwriting Agreement by the Company will not contravene any provision of applicable law known to such counsel or the certificate of incorporation or by-laws of the Company or any material agreement or other instrument binding upon the Company known to such counsel, or any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Company or any of its Significant Subsidiaries known to such counsel and except for such laws, agreements, instruments, judgments, orders and decrees the contravention of which would not have a material adverse effect on the Company and its subsidiaries taken as a whole and as would not materially and adversely affect the offer and sale of securities pursuant to the Underwriting Agreement and no consent, approval or authorization of any governmental body or agency is required for the performance of the Underwriting Agreement by the Company, except as such have been made or obtained, as may be required under the securities or blue sky laws of the various jurisdictions in connection with the offer and sale of the Offered Securities, and except for such consents, authorizations and approvals which, if not made or obtained would not have a material adverse effect on the Company and its subsidiaries taken as a whole and as would not materially and adversely affect the offer and sale of securities pursuant to the Underwriting Agreement;

(viii) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its Significant Subsidiaries are subject which are likely (to the extent not covered by insurance) to have a material adverse effect on the consolidated financial condition or earnings of the Company and its subsidiaries taken as a whole;

(ix) the statements as to matters of law contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December [  ], 20[  ], incorporated by reference in the Prospectus, under the captions “Business-Regulation” and “Legal Proceedings” insofar as they purport to constitute summaries of the laws and regulations referred to therein, constitute in all material respects accurate summaries thereof; and

(x) the statements set forth in the Prospectus under the headings “Description of Debt Securities” and “Description of Warrants” insofar as such statements purport to constitute summaries of certain provisions of the Debt Securities, the Indenture, the Warrants and the Warrant Agreement, constitute in all material respects accurate summaries thereof.

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    In addition, such counsel shall state that:

(1) the documents incorporated by reference in the Time of Sale Information and the Prospectus (other than the financial statements and schedules and the accuracy of other numbers contained or incorporated by reference therein, as to which counsel need express no opinion), when they were filed with the Securities and Exchange Commission, complied as to form in all material respects with the Securities and Exchange Act of 1934 and the applicable rules and regulations thereunder;

(2) the Registration Statement and the Prospectus as amended or supplemented (in each case other than the financial statements and schedules and the accuracy of other numbers contained or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder; and

(3) no facts have come to such counsel's attention that caused such counsel to believe (A) that any part of the Registration Statement relating to the Securities (including the documents incorporated by reference therein and any information deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement), when such part became effective under the Securities Act of 1933, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) that the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C) that the Prospectus as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements, notes thereto and schedules and the accuracy of other numbers contained or incorporated by reference therein or the Trustee's Statement of Eligibility on Form T-1).

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

With respect to subparagraphs (1), (2) and (3), such counsel may state that such statements are based upon his participation, or the participation of certain members of his staff, in the preparation of the Registration Statement, Time of Sale Information and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but, except as set forth in paragraph (ix) hereof, is without independent check or verification except as otherwise specified therein.

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